Exhibit 4.1

##	INCORPORATED UNDER THE LAWS OF	SHARES
THE STATE OF DELAWARE

DT COMMUNICATIONS, INC.

Authorized to Issue 250,000,000 Shares Common Stock At $0.0001 Par Value

This Certifies That _________________________________________________ is hereby issued _________________________________________________ fully paid and non- assessable Shares of the Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of the Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______________ day of _______________ A.D.  ______________

Joseph J. Passalaqua	Craig Burton
Secretary	President

For Value Received, ___________ hereby sell, assign and transfer unto _________________________________________________  _________________________________________________ shares Represented by the within Certificate and do hereby irrevocably constitute and appoint _________________________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the promises.

Dated ___________________________________________

In presence of _______________________________________